CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of June 30, 2001, Baptist Health Care Corporation, a [Florida] corporation, may be deemed to control the Balanced Portfolio by virtue of owning more than 25% of the outstanding shares of the Portfolio. Baptist Health Care Corporation owned of record and beneficially owned directly 53% of the outstanding shares of the aforementioned Portfolio. This control relationship will continue to exist until such time as the above-described share ownership represents 25% or less of the outstanding shares of the Portfolio. Through the exercise of voting rights with respect to shares of the Portfolio the controlling person set forth above may be able to determine the outcome of shareholder voting on matters to which approval of shareholders is required.

The following persons were known by the Fund to own beneficially (with sole or shared voting or investment power) more than 5% of shares of the Fund or one or more of the Portfolios as of June 30, 2001:

                                    THE FUND

                                                             PERCENTAGE OF TOTAL
NAME                                  NUMBER OF SHARES       OUTSTANDING SHARES
----                                  ----------------       ------------------
Baptist Health Care Corp.              3,020,110.677               17.68%
1000 W. Moreno St.
Pensacola, FL  32522

Lewistown Hospital                     1,974,652.003               11.56%
400 Highland Ave.
Lewistown, PA  17044

Lee Hospital                           1,898,264.040               11.11%
320 Main St.
Johnstown, PA  15901

Vail Valley Medical Center             1,475,916,691               8.64%
181 W. Meadow Drive
Vail, CO  81657

Laughlin Memorial Hospital             1,032,167,731               6.04%
1420 Tusculum Blvd.
Greeneville, TN  37745

                      FULL MATURITY FIXED INCOME PORTFOLIO

                                                             PERCENTAGE OF TOTAL
NAME                                  NUMBER OF SHARES       OUTSTANDING SHARES
----                                  ----------------       ------------------
Baptist Health Care Corp.                775,398.467               20.31%
1000 W. Moreno St.
Pensacola, FL  32522

Vail Valley Medical Center               736,519,563               19.29%
181 W. Meadow Drive
Vail, CO  81657

Lee Hospital                             661,166.011               17.32%
320 Main St.
Johnstown, PA  15901

Lewistown Hospital                       410,927.796               10.77%
400 Highland Ave.
Lewistown, PA  17044

Dearborn County Hospital                 284,682.686                7.46%
600 Wilson Creek Rd.
Lawrenceburg, IN  47025

Deaton Specialty Hospital                219,738.293                5.76%
611 S. Charles St.
Baltimore, MD  21230

                     LIMITED MATURITY FIXED INCOME PORTFOLIO

                                                             PERCENTAGE OF TOTAL
NAME                                  NUMBER OF SHARES       OUTSTANDING SHARES
----                                  ----------------       ------------------
Lewistown Hospital                      1,096,464.223              22.39%
400 Highland Ave.
Lewistown, PA  17044

Sherman Hospital                         769,719,564               15.72%
934 Center St.
Elgin, IL  60120

Vail Valley Medical Center               487,948.472                9.96%
181 W. Meadow Drive
Vail, CO  81657

Covenant Medical Center                  441,204.075                9.01%
3421 W. 9th St.
Waterloo, IA

Trinity Medical Center                   410,892.952                8.39%
4000 Johnson Rd.
Steubenville, OH  43952

Hospital Research and Educational
 Trust                                  269,367.6315                5.49%
One N. Franklin
Chicago, IL  60606

Deaton Specialty Hospital                255,541.536                5.22%
611 S. Charles St.
Baltimore, MD  21230

                          DIVERSIFIED EQUITY PORTFOLIO

                                                             PERCENTAGE OF TOTAL
NAME                                  NUMBER OF SHARES       OUTSTANDING SHARES
----                                  ----------------       ------------------
Laughlin Memorial Hospital              1,032,167.731              17.83%
1420 Tusculum Blvd.
Greeneville, TN  37745

Baptist Health Care Corp.                837,307.350               14.47%
1000 W. Moreno St.
Pensacola, FL  32522

Lee Hospital                             621,619.034               10.74%
320 Main St.
Johnstown, PA  15901

Grande Ronde Hospital                    492,777.604               8.51%
900 Sunset Dr.
La Grande, OR  97850

Lewistown Hospital                       467,259.974               8.07%
400 Highland Ave.
Lewistown, PA  17044

Dearborn County Hospital                 311,240.279               5.38%
600 Wilson Creek Rd.
Lawrenceburg, IN  47025

Flathead Health Center Inc.              301,877.556               5.22%
325 Claremont St.
Kalispell, MT  59901

BALANCED PORTFOLIO

                                                             PERCENTAGE OF TOTAL
NAME                                  NUMBER OF SHARES       OUTSTANDING SHARES
----                                  ----------------       ------------------
Baptist Health Care Corp.                1,357,778.904             52.76%
1000 W. Moreno St.
Pensacola, FL  32522

Lee Hospital                              615,478.995              23.92%
320 Main St.
Johnstown, PA  15901

Flathead Health Center Inc.               473,950.827              18.42%
325 Claremont St.
Kalispell, MT  59901